                                  EXHIBIT 11
                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES
                   COMPUTATIONS OF EARNINGS (LOSS) PER COMMON
                          AND COMMON EQUIVALENT SHARE


                                                     THREE MONTHS ENDED
                                                       MARCH 31, 1994
                                                     ------------------
    Earnings (loss) for the period (A):
     Before cumulative effect of accounting change      $(1,288,000)
     Cumulative effect of accounting change              (6,594,000)
                                                        -----------

     Net earnings (loss)                                $(7,882,000)
                                                        ===========

    Weighted common shares outstanding during
     the period                                          25,579,000

    Dilutive effect of options outstanding
     during the period pursuant to
     modified treasury stock method                          --
                                                        -----------

    Total common and common equivalent shares (B)        25,579,000
                                                        ===========

    Earnings (loss) per common and common equivalent
     shares (A)/(B):
     Before cumulative effect of accounting change      $     (0.05)
     Cumulative effect of accounting change                   (0.26)
                                                        -----------

     Net earnings (loss)                                $     (0.31)
                                                        ===========

                                                      THREE MONTHS ENDED
                                                        MARCH 31, 1993
                                                      ------------------
    Earnings for the period (A):
     Before cumulative effect of accounting change        $ 3,927,000
     Cumulative effect of accounting change                 1,864,000
                                                          -----------

     Net earnings                                         $ 5,791,000
                                                          ===========

    Weighted common shares outstanding during
     the period                                            24,602,453

    Dilutive effect of options outstanding
     during the period pursuant to
     modified treasury stock method                         1,554,775
                                                          -----------

    Total common and common equivalent shares (B)          26,157,228
                                                          ===========

    Earnings per common and common equivalent
     shares (A)/(B):
     Before cumulative effect of accounting change        $       .15
     Cumulative effect of accounting change                       .07
                                                          -----------

     Net earnings                                         $       .22
                                                          ===========